As filed with the Securities and Exchange Commission on December 20, 1996

                                             Registration No. 333-___________


                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C. 20549
                   ________________________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                   ________________________________________________

                                    KENNAMETAL INC.

            Pennsylvania                                      25-0900168
     (State or jurisdiction of                             (I.R.S. Employer
    Incorporation or organization)                        Identification No.)

                       Route 981 at Westmoreland County Airport
                                     P.O. Box 231
                              Latrobe, Pennsylvania 15650
                       (Address of principal executive offices)
                      ___________________________________________

                                    KENNAMETAL INC.
                        STOCK OPTION AND INCENTIVE PLAN OF 1992
                               (Full title of the plan)
                      ___________________________________________

                       David T. Cofer, Vice President, Secretary
                                  and General Counsel
                                    Kennametal Inc.
                       Route 981 at Westmoreland County Airport
                                     P.O. Box 231
                              Latrobe, Pennsylvania 15650
                        (Name and address of agent for service)

                                     412-539-5206
                        (Telephone number of agent for service)

                             Copies of communications to:
                                 Ronald Basso, Esquire
                      Buchanan Ingersoll Professional Corporation
                                   One Oxford Centre
                             301 Grant Street, 20th Floor
                               Pittsburgh, PA 15219-1410
                                     412-562-3943
                      ___________________________________________

                             CALCULATION OF REGISTRATION FEE

Title of Securities       Amount to Be    Proposed    Proposed     Amount of
To Be Registered          Registered      Maximum     Maximum    Registration
                                          Offering    Aggregate      Fee(1)
                                          Price Per   Offering
                                          Share(1)    Price(1)

Capital Stock (par value   150,000        $35.4375    $5,315,625     $1,611
$1.25 per share)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, Midwest Edition, on December 17, 1996, has been determined in accordance with Rule 457(c).


              INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         Kennametal Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statement, File No. 33-55768, relating to the Corporation's Stock Option and Incentive Plan of 1992, excluding Item 5 thereof.

Item 5.  Interests of Named Experts and Counsel

         Buchanan Ingersoll Professional Corporation ("BIPC"), counsel for the Corporation, is issuing an opinion to the Corporation in connection with this Registration Statement regarding the legality of the securities being registered. Mr. William R. Newlin, the Managing Director and a shareholder of BIPC, is the Chairman of the Board of the Corporation. As of December 1, 1996, BIPC, and all attorneys of BIPC who may be deemed to be substantively involved in this Registration Statement, beneficially owned 17,711 shares of the Capital Stock of the Corporation.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Unity Township, Westmoreland County, Commonwealth of Pennsylvania, on the 20th day of December, 1996.

                                        KENNAMETAL INC.

                                        By:  /s/ DAVID T. COFER
                                             -----------------------
                                               Authorized Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 1996.

       Signature                             Capacity
       ---------                             --------

/s/ ROBERT L. MCGEEHAN                Director, President
-------------------------------         and Chief Executive Officer
Robert L. McGeehan

/s/ RICHARD J. ORWIG                  Vice President
-------------------------------         and Chief Administrative and Financial
Richard J. Orwig                          Officer

/s/ PETER B. BARTLETT                 Director
-------------------------------
Peter B. Bartlett

/s/ WARREN H. HOLLINSHEAD             Director
-------------------------------
Warren H. Hollinshead

/s/ RICHARD C. ALBERDING              Director
-------------------------------
Richard C. Alberding

/s/ QUENTIN C. MCKENNA                Director
-------------------------------
Quentin C. McKenna

/s/ WILLIAM R. NEWLIN                 Director
-------------------------------
William R. Newlin

/s/ LARRY YOST                        Director
-------------------------------
Larry Yost

/s/ A. PETER HELD                     Director
-------------------------------
A. Peter Held

/s/ ALOYSIUS T. MCLAUGHLIN, JR.       Director
-------------------------------
Aloysius T. McLaughlin, Jr.

/s/ JAMES R. BREISINGER               Controller
-------------------------------
James R. Breisinger


                                 EXHIBIT INDEX


Exhibit No.                          Description
-----------                          -----------

 5.01     Opinion of Buchanan Ingersoll Professional Corporation
23.01     Consent of Independent Public Accountants
23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)